EXHIBIT 8.

                                November 27, 2002

The Noah Investment Group, Inc.
975 Delchester Road
Newtown Square, PA 19073

     Re:  LEGAL OPINION-SECURITIES ACT OF 1933

Ladies and Gentlemen:

     We have examined the Articles of Amendment and Restatement of Charter, as amended and supplemented to date (the "Articles"), of The Noah Investment Group, Inc. (the "Company"), a series corporation organized under Maryland law, the By-Laws of the Company, as amended to date, and the minutes of the meetings of the Company's Board of Directors (the "Board") and various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement filed on behalf of the Company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Company is authorized by the Articles to issue five hundred million (500,000,000) shares of all classes of the shares of common stock, having a par value of one-tenth of one cent ($.001) per share (the "Common Stock"), and an aggregate par value of five hundred thousand dollars ($500,000). The Company currently issues shares of the NOAH FUND Large-Cap Growth Portfolio (formerly, the NOAH FUND), a series of shares of the Company to which the Board allocated and classified one hundred million (100,000,000) shares of Common Stock, which are authorized pursuant to the Articles. The Board has allocated and classified fifty million (50,000,000) shares of Common Stock to each of five additional series of shares of the Company, which are authorized pursuant to the Articles, as follows: the NOAH FUND Select Value Equity Portfolio, the NOAH FUND Select Value Equity & Income Portfolio, the NOAH FUND Fixed Income Portfolio, the NOAH FUND Global Precious Metals Portfolio and the NOAH FUND 4 Kids Portfolio series of shares of Common Stock of the Company. The Articles also empower the Board to designate any additional classes or sub-classes and allocate shares to such classes.

     The Company has filed with the U.S. Securities and Exchange Commission a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of Common Stock of the Company pursuant to the provisions of Section 24(f) of the Investment Company Act and Rule 24f-2 adopted thereunder. You have further advised us that the Company has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares of Common Stock sold by the Company during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of Common Stock of the Company have been, and will continue to be, sold in accordance with the Company's usual method of distributing its registered shares, under which prospectuses are provided to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Company remains a valid and subsisting corporation under the laws of the State of Maryland, and the registration of an indefinite number of shares of Common Stock of the Company remains effective, the authorized shares of Common Stock of the Company when issued for the consideration set by the Board pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Company, along with any amendments thereto, covering the registration of the shares of Common Stock of the Company under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of Common Stock of the Company are offered. We further consent to reference in the Registration Statement of the Company to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP

                                        BY  /s/ Merrill R. Steiner
                                            ----------------------------------
                                            Merrill R. Steiner, a Partner
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